CONSULTING AGREEMENT

THIS CONSULTING, MARKETING and INVESTOR RELATIONS SERVICES AGREEMENT (this “Agreement”) is dated for reference the __1___ day of     February, 2012 (the “Effective Date”).

BETWEEN:

NAKED BOXER BRIEF CLOTHING INC., a corporation duly incorporated under the federal laws of Canada, with a business address at 2 – 34346 Manufacturers Way, Abbotsford, British Columbia V2S 7M1

(the “Company”)

AND:

Kosick Communications Ltd., a business having an address at 16088 Delsey Pl, Surrey BC V3S 0J1

(the “Consultant”)

WHEREAS:

A.          The Company is in the business of the design, production, marketing, distribution and sales of premium undergarments and related apparel;

B.          The Company wishes to retain the Consultant to provide the consulting services to the Company as set out in Schedule “A” to this Agreement (the “Services”); and

C.          The Company seeks to retain the Consultant to provide the Services in relation to the Company’s business, and the Consultant seeks to provide the Services to the Company under the terms and conditions contained herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
PROVISION OF SERVICES

1.1        The Company hereby appoints the Consultant to perform the Services for the benefit of the Company and its subsidiaries as hereinafter set forth, and the Company hereby authorizes the Consultant to exercise such powers as provided under this Agreement. The Consultant accepts such appointment on the terms and conditions hereinafter set forth.

1.2        The Services hereunder shall be provided on the basis of the following terms and conditions:

(a)	the Consultant shall report directly to the President of the Company or any other officer specified by the Board of Directors of the Company (the “Board”);

(b)

the Consultant shall devote sufficient working time, attention and ability in a timely manner to the business of the Company, and to any associated company, as is reasonably necessary for the proper performance of the Services pursuant to this Agreement;

(c)

the Consultant shall faithfully, honestly and diligently serve the Company, use his best efforts to promote the best interests of the Company and co-operate with the Company and utilize maximum professional skill and care to ensure that all services rendered hereunder, including the Services, are to the satisfaction of the Company, acting reasonably;

(d)

the Consultant shall comply with all applicable rules, laws, regulations and policies of any kind whatsoever having application to the carrying out and performance of his obligations under this Agreement; and

(e)

the Consultant shall assume, obey, implement and execute such duties, directions, responsibilities, procedures, policies and lawful orders as may be determined or given by the Company or the Board from time to time.

1.3        The Consultant shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company.

1.4        The Company and the Consultant agree that, upon their mutual agreement, some of the Services to be provided by the Consultant hereunder may be carried out at his home or personal office.

ARTICLE 2
COMPENSATION AND EXPENSES

2.1        As compensation for carrying out the Services, the Company agrees to:

(a)

pay to the Consultant a consulting fee in the amount of CDN $1500 per month (the “Consulting Fee”) during the term of this Agreement, to be paid on a monthly basis at the end of each month; for work specifically outlined by the Company. The Consulting Fee may only be billed for months during which work is given to the Consultant by the Company;

(b)

on the date of closing of the merger between Search by Headlines.com Corp. (“SBH”) and the Company (the “Closing Date”), cause SBH to issue to the Consultant an aggregate of 142,500 stock options (each, an “Option”), with each Option entitling the Consultant to purchase one common share of SBH at a price of $0.25 per share for a period of 30 months from the Closing Date. The Options shall vest in stages, with 17,812 Options vesting every three months following the Closing Date for a period of two years, such that the last 17,812 Options are vested on the date that is immediately prior to the second anniversary of the Closing Date; and

(c)	issue to the Consultant 73,531 class “E” shares of the Company on the Effective Date.

2.2        The Consultant agrees that, to the extent that the Consultant is required to remit HST, the Consultant will provide the Company with the Consultant’s registrant number and the Company will pay the Consultant an amount equal to such HST.

2.3        The Consultant will provide all equipment and tools necessary in order to perform his obligations hereunder. The Company shall not compensate the Consultant for any out-of-pocket expenses incurred in performance of the Services hereunder, including, but limited to, travel expenses and other reasonable, documented out-of-pocket expenses, unless the Consultant has received prior written approval from the Company to incur such expenses.

2.4        The Consultant acknowledges and agrees that he is not covered by any plans which the Company has or may have in place for its employees. The Consultant shall make his own arrangements for short-term or long-term disability coverage and for insurance for accidents or injuries that might occur during the course of performing the Services hereunder.

ARTICLE 3
DURATION, TERMINATION AND DEFAULT

3.1        The term of this Agreement will commence on the Effective Date (February 1st 2012) ending February 1st 2014. Ongoing work past the term ending July 1st 2012 will adhere to this agreement as outlined.

3.2        Notwithstanding Section 3.1, this Agreement may be terminated at any time.

(a)	by the Company at any time by giving the Consultant written notice of such termination at least thirty (30) days prior to the termination date set forth in such written notice;

(b)	by the Consultant at any time by giving the Company written notice of such termination at least thirty (30) days prior to the termination date set forth in such written notice;

(c)	by the Company upon the death of the Consultant;

(d)	by the Company, without notice or payment in lieu of notice, immediately upon the occurrence of any of the following events:

(i) the Consultant filing a voluntary petition in bankruptcy, or is adjudicated as bankrupt or insolvent,

(ii) the Consultant being convicted of a criminal offence,

(iii) the Consultant committing any fraudulent, dishonest or grossly negligent act or any wilful malfeasance in connection with the performance of the Services,

(iv)

the Consultant failing to perform any of the Services in the manner or within the time required herein, or committing or permitting a breach of, or default in, any of his duties or obligations hereunder, and failing to cure such breach within a period of fourteen (14) days after provision of written notice of such failure to perform, breach or default by the Company, or

(v)

the Company, acting reasonably, determining that the Consultant has acted or is acting in a manner detrimental to the Company, or has violated the confidentiality of any Confidential Information as provided for in this Agreement.

3.3        Upon termination of this Agreement, the Consultant shall promptly deliver the following in accordance with the directions of the Company:

(a)	a final accounting; and

(b)	all documents pertaining to the Company or this Agreement, including but not limited to, all books of account, correspondence and contracts.

3.4        The Consultant shall not, at any time after the termination of this Agreement, represent himself as being in any way connected with or interested in the business of the Company.

ARTICLE 4
CONFIDENTIALITY

4.1        All Confidential Information (as defined herein) developed by the Consultant during the Term or by others employed or engaged by or associated with the Company or its affiliates, is the exclusive and confidential property of the Company or its affiliates, as the case may be, and will at all times be regarded, treated and protected as such by the Consultant, as provided in this Agreement.

4.2        As a consequence of the acquisition of Confidential Information, the Consultant will occupy a position of trust and confidence with respect to the affairs and business of the Company. In view of the foregoing, it is reasonable and necessary for the Consultant to make the following covenants regarding his conduct during and subsequent to the Term:

(a)

at all times during and subsequent to the Term, the Consultant will not disclose Confidential Information to any person other than as necessary in carrying out the Services, or as may be required by applicable law or legal process of discovery, in which case the Consultant will first obtain the Company’s written consent, and the Consultant will take all reasonable precautions to prevent inadvertent disclosure of any Confidential Information disclosed by the Company to the Consultant. This prohibition includes, but is not limited to, disclosing or confirming the fact that any similarity exists between the Confidential Information and any other information;

(b)

at all times during and subsequent to the Term, the Consultant will not use, copy, transfer or destroy any Confidential Information other than as is necessary in carrying out the Services, or as may be required by applicable law or process of discovery, without first obtaining the Company’s written consent, and the Consultant will take all reasonable precautions to prevent inadvertent use, copying, transfer or destruction of any Confidential Information disclosed by the Company to the Consultant; and

(c)

within ten (10) business days after the termination of this Agreement for any reason, the Consultant will promptly deliver to the Company all property of, or belonging to, or administered by, the Company in his custody, including, without limitation, all Confidential Information that is embodied in any form, whether in hard copy or on electronic media.

4.3        The Consultant confirms that all restrictions in this Article 4 are reasonable and valid, and any defences to the strict enforcement thereof by the Company are waived by the Consultant. Without limiting the generality of the foregoing, the Consultant hereby consents to an injunction being granted by a court of competent jurisdiction in the event that the Consultant is in breach of any of the provisions stipulated in this Article 4. The Consultant hereby expressly acknowledges and agrees that injunctive relief is an appropriate and fair remedy in the event of a breach of any of the said provisions.

4.4        The Consultant’s obligations under this Article 4 will remain in effect in accordance with their terms and continue in full force and effect despite any breach, repudiation, alleged breach or repudiation, or termination of this Agreement. Without limiting the foregoing, the Consultant agrees that at all times during and subsequent to the Term, the Consultant will not use or take advantage of the Confidential Information for the purpose of providing services similar to the Services for any other company.

4.5        For the purposes of this Article 4, “Confidential Information” means information, whether or not originated by the Consultant, that relates to the business or affairs of the Company or its affiliates, clients or suppliers, and is confidential or proprietary to, about or created by the Company or its affiliates, clients, or suppliers. Confidential Information includes, but is not limited to, the following types of confidential information and other proprietary information of a similar nature (whether or not reduced to writing or designated or marked as confidential):

(a)	the Company’s designs (including the designs themselves and any reproduction of them in the media), art work, drawings, patent designs, and other design related information;

(b)

work product resulting from or related to work or projects performed for, or to be performed for, the Company or its affiliates, including, but not limited to, the methods, processes, procedures, analysis and techniques used in connection therewith;

(c)

any intellectual property contributed to the Company, and any other technical and business information of the Company or its affiliates which is of a confidential, trade secret and/or proprietary character;

(d)

internal Company personnel and financial information, supplier names and other supplier information, purchasing and internal cost information, internal services and operational manuals, and the manner and method of conducting the Company’s business;

(e)	current and potential customer information, including, but not limited to, details regarding the contact information for, and purchases and requirements of, such customers;

(f)

marketing and development plans, price and cost data, fee amounts, pricing and billing policies, quoting procedures, marketing techniques and methods of obtaining business, forecasts and forecast assumptions and volumes, and future plans and potential strategies of the Company that have been or are being discussed;

(g)	all information that becomes known to the Consultant as a result of this Agreement or the Services performed hereunder that the Consultant, acting reasonably, believes is confidential information; and

(h)

all information that: (i) is used or may be used in business or for any commercial advantage; (ii) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; (iii) is the subject of reasonable efforts to prevent it from becoming generally known; and (iv) the disclosure of which would result in harm or improper benefit; provided that Confidential Information does not include any of the following:

(i)

the general skills and experience gained by the Consultant’s provision of the Services to the Company that the Consultant could reasonably have been expected to acquire in similar retainers or engagements with other companies,

(j)	information publicly known without breach of this Agreement or similar agreements, or

(k)

information, the disclosure of which by the Consultant is required to be made by any law, regulation or governmental authority or legal process of discovery (to the extent of the requirement), provided that before disclosure is made, notice of the requirement is provided to the Company, and to the extent reasonably possible in the circumstances, the Company is afforded an opportunity to dispute the requirement.

ARTICLE 5
INFORMATION PROVIDED BY CONSULTANT

5.1        The Consultant represents and warrants as to any information in any form which the Consultant may provide to the Company that:

(a)	the Consultant has the legal capacity to enter into this Agreement and perform its obligations hereunder;

(b)

the Consultant has the lawful right to provide such information to the Company without breach of any law, regulation, contract obligation or duty of employment and that the Company may receive and use such information without incurring any liability or obligation to any other person or entity; and

(c)

that any information provided to the Company which may have been obtained directly by the Consultant or from any other person or entity was obtained without violation of any law, regulation, contract obligation, proprietary right or duty of employment.

5.2        The Consultant shall indemnify, defend and hold harmless the Company (including its employees, officers and directors) from any damages and claims arising out of or related to any breach by the Consultant of such representations and warranties.

ARTICLE 6
INDEPENDENT CONTRACTOR

6.1        The Consultant will serve as an independent contractor to, and not as an agent or employee of, the Company or any of its affiliates and will have no authority to bind or commit the Company in any way unless authorized by the Board.

6.2        It is expressly agreed that the Consultant is acting as an independent contractor in performing the Services under this Agreement. Nothing in this Agreement will constitute or create any partnership, joint venture, master-servant, employer-employee, principal-agent or any other relationship apart from that expressly stated in this Agreement.

6.3        The remuneration set out at Article 2 herein will be the whole of the compensation to be provided to the Consultant for providing the Services. For avoidance of doubt, the Company will not pay any contribution to pension/retirement plan contributions, employment insurance, workers’ compensation premiums or federal and provincial withholding taxes, or provide any other contributions or benefits, or similar amounts under any federal, provincial or state laws, which might be expected in an employer-employee relationship, as compensation for the Services.

6.4        The Consultant is solely responsible for the Consultant’s registration and payment of assessments for coverage with any workers’ compensation plan or similar requirements under federal, provincial or state laws of other jurisdictions, while the Consultant is providing the Services. If requested by the Company, the Consultant will provide proof of coverage.

6.5        This Agreement does not constitute a hiring by either party. It is the parties intention that the Consultant shall have the status of an independent contractor and not be an employee for any purposes. The Consultant hereby promises and agrees to indemnify the Company for any damages or expenses, including attorney's fees, and legal expenses, incurred by the Company as a result of the Consultant's failure to make such required payments.

ARTICLE 7
ACKNOWLEDGEMENT OF OTHER ACTIVITIES

7.1        The Company acknowledges that the Consultant may be engaged in providing services to other companies engaged in the apparel sector. The Company hereby consents to the Consultant’s consulting to such other companies, provided that such consulting does not conflict with the obligations of the Consultant to the Company and is not for or on behalf of a competitor of the Company.

7.2        The Consultant agrees that, in the case of a conflict which arises as a result of his consulting activities, the Consultant will notify the Company that a conflict exists. Unless the Company agrees otherwise, the Consultant will temporarily prorogue and suspend the provision of the Services to the Company under this Agreement until the conflict is resolved. A conflict is specifically defined as:

(a)	the Consultant simultaneously advising the Company and any other party engaged in the business of the design, manufacture, marketing or distribution of undergarments and related apparel;

(b)	the Consultant simultaneously advising the Company and any other party in the case of a takeover bid by the Company for the other party; or

(c)	the Consultant simultaneously advising the Company and any other party in the case of a takeover bid by the other party for the Company.

7.3        During the period of prorogation and suspension of the Services, the Company will not be liable for the Consulting Fees, or a prorated portion thereof.

ARTICLE 8
COMPANY PROPERTY

8.1        The Consultant acknowledges and agrees that all equipment, automobiles, credit cards, books, records, reports, files, manuals, literature and other materials furnished by the Company to the Consultant remain and are to be considered the exclusive property of the Company at all times and shall be surrendered to the Company, in good condition, promptly at the request of the Company, or in the absence of a request, on the termination of this Agreement.

8.2        The Consultant acknowledges and agrees that any concepts and ideas disclosed by the Company to the Consultant or which are first developed by the Consultant during the course of the performance of Services hereunder and which relate to the Company’s present, past or prospective business activities, services and products, shall remain the sole and exclusive property of the Company. The Consultant agrees that it shall have no publication rights and all of the same shall belong exclusively to the Company.

ARTICLE 9
RESTRICTED ACTIVITIES

9.1        During the Term, and for a period of one (1) year thereafter, the Consultant will not, directly or indirectly:

(a)	solicit or request any employee of, or consultant to, the Company to leave the employ of, or cease consulting for, the Company;

(b)

solicit or request any employee of, or consultant to, the Company to join the employ of, or begin consulting for, any individual or entity that designs, manufactures, markets or distributes products that compete with those of the Company;

(c)

solicit or request any individual or entity that designs, manufactures, markets or distributes products that compete with those of the Company, to employ or retain as a consultant any employee or consultant of the Company;

(d)

solicit or request any client or customer, or any person who had been pursued by the Company as a client or customer during the one (1) year period prior to the Consultant ceasing to have a contractual obligation to the Company, to do business with the Consultant, or any entity that the Consultant is then involved with in any capacity;

(e)

use his personal knowledge of Confidential Information to or for his personal benefit in competition with the Company or for the benefit of any other person competing with, or endeavouring to compete with, the Company; or

(f)

induce or attempt to induce any supplier, vendor or customer, or potential supplier, vendor or customer, of the Company to terminate or breach any written or oral agreement or understanding with the Company.

ARTICLE 10
MISCELLANEOUS

10.1      The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Neither the Consultant nor the Company may assign their rights or delegate their obligations under this Agreement without the prior written consent of the other party, provided that either party may assign this Agreement to an affiliate without the other party’s consent.

10.2      All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by registered email to the address set forth on the first page of this Agreement, or if sent by facsimile or e-mail transmission, to the party to whom such notice is intended to be given and any notice so delivered or sent shall be deemed to have been duly given on the next succeeding business day following the day on which it was so delivered or sent. Any party may, from time to time, change his or its address for service hereunder by written notice to the other party in the manner aforesaid.

10.3      All dollar amounts set out herein are in lawful money of Canada.

10.4      The parties hereto agree that they have expressed herein their entire understanding and agreement concerning the subject matter of this Agreement and it is expressly agreed that no implied covenant, condition, term or reservation or prior representation or warranty shall be read into this Agreement relating to or concerning the subject matter hereof or any matter or operation provided for herein.

10.5      Each party hereto will promptly and duly execute and deliver to the other party such further documents and assurances and take such further action as such other party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created hereby.

10.6      No provision hereof shall be deemed waived and no breach excused, unless such waiver or consent excusing the breach is made in writing and signed by the party to be charged with such waiver or consent. A waiver by a party of any provision of this Agreement shall not be construed as a waiver of a further breach of the same provision.

10.7      No amendment, modification or rescission of this Agreement shall be effective unless set forth in writing and signed by the parties hereto.

10.8      If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws by any court of competent jurisdiction, such illegality, invalidity or unenforceability shall not affect the legality, enforceability or validity of any other provisions or of the same provision as applied to any other fact or circumstance and such illegal, unenforceable or invalid provision shall be modified to the minimum extent necessary to make such provision legal, valid or enforceable, as the case may be.

10.9      The headings in this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

10.10    Wherever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning the plural or feminine or a body politic or corporate and vice versa where the context so requires.

10.11    Time shall be of the essence of this Agreement.

10.12    This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and the parties hereto irrevocably attorn to the exclusive jurisdiction of the courts of the Province of British Columbia.

10.13    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or electronic form and the parties adopt any signatures received by electronic transmission as original signatures of the parties.

IN WITNESS WHEREOF, the parties have duly executed this Consulting Agreement as of the day and year first above written.

NAKED BOXER BRIEF CLOTHING INC.

Per:	/s/ James Geiskopf
Authorized Signatory

EXECUTED by Keith Kosick in the presence	)
of:	)
)
)
Signature	)
	)	/s/ Keith Kosick
Print Name	)	Keith Kosick
)
Address	)
)
)
)
Occupation	)

SCHEDULE “A”

SERVICES

All capitalized terms not defined in this Schedule “A” shall have the meanings set forth in the Consulting Agreement between the Company and the Consultant to which this Schedule “A” is attached.

The Consultant will perform the following consulting and creative services for the Company:

  develop sales and marketing materials for the company including but not limited to new product boxes, website, Style Guide, Look Book, color swatch guide, corporate folder and investor fact sheet from the period of February to June;

  develop additional marketing material on an as needed basis from the period past July 1st 2012;

  Video and Photography editing and design

  Media & celebrity Product seeding

  participate in phone and email consultation, on a reasonable basis, as requested by the Company; and

  adhere to all Company policies, procedures and codes.